CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 6, 2008 relating to the consolidated financial statements of Adult Entertainment Capital, Inc. (F/K/A Zealous Trading Group, Inc. ) (the Company), appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008 and to all references to our firm included in this Registration Statement.

/s/Berkovits & Company, LLP

Fort Lauderdale, Florida
October 15, 2008